AGREEMENT AND PLAN OF REORGANIZATION AND LIQUIDATION
This Agreement and Plan of Reorganization and Liquidation (the “Agreement”) is made as of [ ], 2020, and has been adopted by the Board of Trustees of Madison Funds (the “Trust”), a Delaware business trust, to provide for the reorganization of the High Income Fund (the “Acquired Fund”) with and into the Core Bond Fund (the “Acquiring Fund”), each a series of the Trust. Madison Asset Management, LLC joins this Agreement for purposes of Section 3 only.
This Agreement is intended to be and is adopted as a plan of reorganization and liquidation within the meaning of Section 368(a)(1) of the Internal Revenue Code of 1986, as amended (the “Code”). The reorganization and liquidation will consist of the transfer of all of the assets of the Acquired Fund to the Acquiring Fund in exchange for shares of beneficial interest of the Acquiring Fund, and the distribution of the Acquiring Fund's shares to the shareholders of the Acquired Fund in complete liquidation of the Acquired Fund, as provided herein, all upon the terms and conditions hereinafter set forth in this Agreement (the “Reorganization”).
I. PLAN OF REORGANIZATION
1.    The Acquired Fund agrees to sell, assign, convey, transfer and deliver to the Acquiring Fund on the Exchange Date (as defined in Section II.4) all of its properties and assets existing at the Valuation Time (as defined in Section II.2(f)). In consideration therefor, the Acquiring Fund agrees, on the Exchange Date, to assume all of the liabilities of the Acquired Fund existing at the Valuation Time and deliver to the Acquired Fund (i) a number of full and fractional Class A shares of beneficial interest of the Acquiring Fund having an aggregate net asset value equal to the value of the assets of the Acquired Fund attributable to Class A shares of the Acquired Fund transferred to the Acquiring Fund on such date less the value of the liabilities of the Acquired Fund attributable to Class A shares of the Acquired Fund assumed by the Acquiring Fund on such date (the “Class A Merger Shares”); (ii) a number of full and fractional Class B shares of beneficial interest of the Acquiring Fund having an aggregate net asset value equal to the value of the assets of the Acquired Fund attributable to Class B shares of the Acquired Fund transferred to the Acquiring Fund on such date less the value of the liabilities of the Acquired Fund attributable to Class B shares of the Acquired Fund assumed by the Acquiring Fund on such date (the “Class B Merger Shares”); and (iii) a number of full and fractional Class Y shares of beneficial interest of the Acquiring Fund having an aggregate net asset value equal to the value of the assets of the Acquired Fund attributable to Class Y shares of the Acquired Fund transferred to the Acquiring Fund on such date less the value of the liabilities of the Acquired Fund attributable to Class Y shares of the Acquired Fund assumed by the Acquiring Fund on such date (the “Class Y Merger Shares”). The Class A Merger Shares, the Class B Merger Shares and the Class Y Merger Shares shall be referred to collectively as the “Merger Shares.” Before the Exchange Date, the Acquired Fund will declare and pay to its shareholders a dividend and/or other distribution in an amount such that it will have distributed all of its net investment income and capital gains as described in Section II.6(c) hereof.
2.    Upon consummation of the transactions described in Section I.1 of this Agreement, the Acquired Fund will distribute, in complete liquidation to its Class A, Class B and Class Y shareholders of record as of the Exchange Date, the Merger Shares, each shareholder being entitled to receive that proportion of Class A Merger Shares, Class B Merger Shares or Class Y Merger Shares that the number of Class A, Class B and Class Y shares of beneficial interest of the Acquired Fund held by such shareholder bears to the number of Class A, Class B or Class Y shares of the Acquired Fund outstanding on such date.
II. AGREEMENT
The Acquiring Fund and the Acquired Fund agree as follows:
1.    Reorganization.

(a)
Subject to the other terms and conditions contained herein (including the Acquired Fund’s obligation to distribute to its shareholders all of its net investment income and capital gains as described in Section II.6(c) hereof), the Acquired Fund agrees to sell, assign, convey, transfer and deliver to the Acquiring Fund, and the Acquiring Fund agrees to acquire from the Acquired Fund, on the Exchange Date all of the investments and all of the cash and other properties and assets of the Acquired Fund, whether accrued or contingent, in exchange for that number of Merger Shares provided for in Section II.2 and the assumption by the Acquiring Fund of all of the liabilities of the Acquired Fund, whether accrued or contingent, existing at the Valuation Time. Pursuant to this Agreement, the Acquired Fund will, as soon as practicable after the Exchange Date, distribute all of the Merger Shares received by it to its shareholders in complete liquidation of the Acquired Fund.

(b)
As soon as practicable, the Acquired Fund will liquidate such of its portfolio securities as the Acquiring Fund indicates it does not wish to acquire. This liquidation will be substantially completed before the Exchange Date, unless otherwise agreed by the Acquired Fund and the Acquiring Fund.

(c)
The Acquired Fund agrees to pay or cause to be paid to the Acquiring Fund any interest, cash or such dividends, rights and other payments received by it on or after the Exchange Date with respect to the investments and other properties and assets of the Acquired Fund, whether accrued or contingent. Any such distribution will be deemed included in the assets transferred to the Acquiring Fund at the Exchange Date and will not be separately valued unless the securities in respect of which such distribution is made have gone “ex” before the Valuation Time, in which case any such distribution which remains unpaid at the Exchange Date will be included in the determination of the value of the assets of the Acquired Fund acquired by the Acquiring Fund.

2.    Exchange of Shares; Valuation Time. On the Exchange Date, the Acquiring Fund will deliver to the Acquired Fund (i) a number of full and fractional Class A Merger Shares having an aggregate net asset value equal to the value of the assets of the Acquired Fund attributable to the Class A shares of the Acquired Fund transferred to the Acquiring Fund on that date less the value of the liabilities of the Acquired Fund attributable to Class A shares of the Acquired Fund assumed by the Acquiring Fund on that date; (ii) a number of full and fractional Class B Merger Shares having an aggregate net asset value equal to the value of the assets of the Acquired Fund attributable to the Class B shares of the Acquired Fund transferred to the Acquiring Fund on that date less the value of the liabilities of the Acquired Fund attributable to Class B shares of the Acquired Fund assumed by the Acquiring Fund on that date; and (iii) a number of full and fractional Class Y Merger Shares having an aggregate net asset value equal to the value of the assets of the Acquired Fund attributable to Class Y shares of the Acquired Fund transferred to the Acquiring Fund on that date less the value of the liabilities of the Acquired Fund attributable to Class Y shares of the Acquired Fund assumed by the Acquiring Fund on that date, in each case as determined as hereafter provided in this Section II.2.

(a)
The net asset value of the Merger Shares to be delivered to the Acquired Fund, the value of the assets attributable to the Class A, Class B and Class Y shares of the Acquired Fund and the value of the liabilities attributable to the Class A, Class B and Class Y shares of the Acquired Fund to be assumed by the Acquiring Fund will in each case be determined as of the Valuation Time.

(b)
The net asset value of the Merger Shares and the value of the assets and liabilities of the of the Acquired Fund will be determined by the Acquiring Fund, in cooperation with the Acquired Fund, pursuant to procedures customarily used by the Acquiring Fund in determining the market value of the Acquiring Fund’s assets and liabilities.

(c)	No adjustment will be made in the net asset value of either the Acquired Fund or the Acquiring Fund to take into account differences in realized and unrealized gains and losses.

(d)
The Acquiring Fund will issue the Merger Shares, registered in the name of the Acquired Fund, to the Acquired Fund. The Acquired Fund shall then cause its transfer agent to re-register the Merger Shares in the names of its shareholders, in accordance with instructions furnished by the Acquired Fund.

(e)
The Acquiring Fund will assume all liabilities of the Acquired Fund, whether accrued or contingent, in connection with the acquisition of assets and subsequent dissolution of the Acquired Fund or otherwise.

(f)	The Valuation Time is the time at which the Acquired Fund calculates its net asset value, which is normally 3 p.m. Central Time, on September 11, 2020 (the “Valuation Time”).
3.     Fees and Expenses. All direct fees and expenses, including legal and accounting expenses, portfolio transfer taxes (if any) or other similar expenses incurred in connection with the consummation by the Acquired Fund and the Acquiring Fund of the transactions contemplated by this Agreement (together with the costs specified below, “Expenses”) will be borne by Madison Asset Management, LLC and/or its affiliates, including the costs of liquidating each of the Acquired Fund’s portfolio securities as the Acquiring Fund shall indicate it does not wish to acquire before the Exchange Date; and provided that such Expenses will in any event be paid by the party directly incurring such Expenses if and to the extent that the payment by the other party of such Expenses would result in the disqualification of the Acquiring Fund or the Acquired Fund, as the case may be, as a “regulated investment company” within the meaning of Section 851 of the Code. Notwithstanding the foregoing, Madison Asset Management, LLC and/or its affiliates shall assume or pay only those expenses that are solely and directly related to the transactions contemplated by this Agreement, as determined in accordance with the guidelines set forth in Internal Revenue Service Revenue Ruling 73-54, and the shareholders of the Acquired Fund and the Acquiring Fund will pay their own expenses, if any, incurred in connection with the transactions contemplated by this Agreement.
4.     Exchange Date. Delivery of the assets of the Acquired Fund to be transferred, assumption of the liabilities of the Acquired Fund to be assumed and the delivery of the Merger Shares to be issued will be made prior to 7:00 a.m. Central Time on the next full business day following the Valuation Time (referred to herein as the “Exchange Date”). Accordingly, the Exchange Date will be September 14, 2020.
5.     Dissolution. The Acquired Fund agrees that the liquidation and dissolution of the Acquired Fund will be effected in the manner provided in the Agreement and Declaration of Trust of the Trust in accordance with applicable law and that on and after the Exchange Date, the Acquired Fund will not conduct any business except in connection with its liquidation and dissolution.
6.    Conditions to the Acquiring Fund’s Obligations. The obligations of the Acquiring Fund hereunder are subject to the following conditions:

(a)
That this Agreement is adopted and the transactions contemplated hereby are approved by the affirmative vote of at least a majority of the members of the Board of Trustees of the Trust (including a majority of those Trustees who are not “interested persons” of the Acquired Fund or the Acquiring Fund, as defined in Section 2(a)(19) of the Investment Company Act of 1940, as amended (the “1940 Act)).

(b)
That the Acquiring Fund will have received an opinion of Godfrey & Kahn, S.C. dated the Exchange Date substantially to the effect that, on the basis of the facts, representations, and assumptions contained therein and the existing provisions of the Code, current administrative rules and court decisions, for federal income tax purposes: (i) the transfer of all of the assets and liabilities of the Acquired Fund to the Acquiring Fund in exchange for Merger Shares and the distribution to the Acquired Fund shareholders of the Merger Shares as described herein, will constitute a “reorganization” within the meaning of Section 368(a) of the Code, and the Acquired Fund and the Acquiring Fund will each be a “party to a reorganization” within the meaning of Section 368(b) of the Code; (ii) no gain or loss will be recognized by the Acquiring Fund upon its receipt of the assets of the Acquired Fund solely in exchange for the Merger Shares and the assumption by the Acquiring Fund of all of the liabilities of the Acquired Fund; (iii) no gain or loss will be recognized by the Acquired Fund upon the transfer of all of its assets to the Acquiring Fund solely in exchange for the Merger Shares and the assumption by the Acquiring Fund of all of the liabilities of the Acquired Fund; (iv) no gain or loss will be recognized by the Acquired Fund upon the distribution of the Merger Shares to the Acquired Fund shareholders in exchange for their shares of the Acquired Fund in complete liquidation of the Acquired Fund; (v) no gain or loss will be recognized by the shareholders of the Acquired Fund upon the receipt of the Merger Shares solely in exchange for their shares of the Acquired Fund as part of the Reorganization; (vi) the aggregate adjusted tax basis of the Merger Shares received by a shareholder of the Acquired Fund will be the same as the aggregate adjusted tax basis of the shares of the Acquired Fund exchanged therefor by such shareholder; (vii) the holding period of the Merger Shares received by a shareholder of the Acquired Fund will include the holding period during which the shares of the Acquired Fund exchanged therefor were held by such shareholder, provided that at the time of the exchange, the shares of the Acquired Fund were held as a capital asset in the hands of such Acquired Fund shareholder; (viii) the aggregate tax basis of the assets of the Acquired Fund in the hands of the Acquiring Fund will be the same as the aggregate tax basis of such assets immediately prior to the transfer thereof; (ix) the holding period of each asset of the Acquired Fund in the hands of the Acquiring Fund will include the respective holding period of such assets in the hands of the Acquired Fund immediately prior to the transfer thereof; and (x) the Acquiring Fund will succeed to and take into account the items of the Acquired Fund described in Section 381(c) of the Code, subject to any applicable conditions and limitations specified in Sections 381, 382, 383, and 384 of the Code and the regulations thereunder. The opinion shall contain such limitations that Godfrey & Kahn, S.C. deems appropriate to render the opinions expressed therein. The opinion shall be based on customary assumptions and such representations as Godfrey & Kahn, S.C. may reasonably request, and the Acquired Funds and Acquiring Funds will cooperate to make and certify the accuracy of such representations.

(c)
That, before the Exchange Date, the Acquired Fund declares a dividend or dividends which, together with all previous such dividends, has the effect of distributing to the shareholders of the Acquired Fund (i) all of the excess of the Acquired Fund’s interest income excludable from gross income under Section 103 of the Code over the Acquired Fund’s deductions disallowed under Sections 265 and 171 of the Code, and all of the Acquired Fund’s investment company taxable income (as defined in Section 852 of the Code and computed without regard to any deduction for dividends paid), in each case for all years or periods up to and including the Exchange Date, and (ii) all of its net capital gain realized in all years or periods up to and including the Exchange Date (after reduction for any available capital loss carryforwards and excluding any net capital gain on which the Acquired Fund paid tax under Section 852(b)(3)(A) of the Code).

(d)	That the Acquired Fund’s custodian has delivered to the Acquiring Fund a certificate identifying all of the assets of the Acquired Fund held by such custodian as of the Valuation Time.

(e)
That the Acquired Fund’s transfer agent has provided to the Acquiring Fund (i) a certificate setting forth the number of shares of the Acquired Fund outstanding as of the Valuation Time, and (ii) the name and address of each holder of record of any such shares and the number of shares held of record by each such shareholder.

(f)
That the Acquired Fund will have executed and delivered to the Acquiring Fund an instrument of transfer dated as of the Exchange Date pursuant to which the Acquired Fund will assign, transfer and convey all of the assets and other property to the Acquiring Fund at the Valuation Time in connection with the transactions contemplated by this Agreement.

(g)
That a combination proxy statement/prospectus on Form N-14 (the “Registration Statement”) will have become effective under the Securities Act of 1933, as amended (the “1933 Act”), and no stop orders suspending the effectiveness thereof shall have been issued, and to the best knowledge of the parties hereto, no investigation or proceeding for that purpose will have been instituted or pending, threatened or contemplated by the Securities and Exchange Commission (the “SEC”) under the 1933 Act.

(h)
That all necessary orders of exemption under the 1940 Act with respect to the transactions contemplated by this Agreement shall have been granted by the SEC, and all approvals, registrations, and exemptions under federal and state securities laws considered to be necessary shall have been obtained.

(i)	That the Acquired Fund shall be a duly qualified and electing “regulated investment company” under Section 851 of Code (a “RIC”) through and including the Exchange Date.
7.     Conditions to the Acquired Fund’s Obligations. The obligations of the Acquired Fund hereunder are subject to the following conditions:

(a)
That this Agreement is adopted and the transactions contemplated hereby are approved by (1) the affirmative vote of at least a majority of the members of the Board of Trustees of the Trust (including a majority of those Trustees who are not “interested persons” of the Acquired Fund or the Acquiring Fund, as defined in Section 2(a)(19) of the 1940 Act), and (2) the affirmative vote of a “majority of the outstanding voting securities” of the Acquired Fund, as that term is defined under the 1940 Act, unless a higher vote is required by the Trust’s Declaration of Trust.

(b)	That the Acquired Fund will have received the same opinion referenced in Section II.6(b) hereof.

(c)
That the Acquiring Fund will have executed and delivered to the Acquired Fund an Assumption of Liabilities certificate dated as of the Exchange Date pursuant to which the Acquiring Fund will assume all of the liabilities of the Acquired Fund existing at the Valuation Time in connection with the transactions contemplated by this Agreement.

(d)
That the Registration Statement shall have been declared effective by the SEC and no stop orders under the 1933 Act pertaining thereto shall have been issued; all necessary orders of exemption under the 1940 Act with respect to the transactions contemplated by this Agreement shall have been granted by the SEC; and all approvals, registrations, and exemptions under federal and state securities laws considered to be necessary shall have been obtained.

(e)	That the Acquiring Fund shall be a duly qualified and electing RIC through and including the Exchange Date.
8.     Termination. This Agreement may be terminated and the Reorganization abandoned by resolution of the Board of Trustees of the Trust at any time prior to the Exchange Date if circumstances should develop that, in the opinion of the Board, make proceeding with the Reorganization inadvisable. In the event of any such termination, there shall be no liability for damages on the part of the Acquiring Fund, the Acquired Fund, the Trust or the Trust’s Board of Trustees.
9.     Sole Agreement; Amendments. This Agreement supersedes all previous correspondence and oral communications regarding the subject matter hereof, constitutes the only understanding with respect to such subject matter, may not be changed except upon authorization of the Board of Trustees of the Trust and will be construed in accordance with and governed by the laws of Delaware.
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